Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman, President and
Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS REVENUES AND EARNINGS FOR THE SECOND QUARTER OF 2010

MENLO PARK, California, July 21, 2010 — Robert Half International Inc. (NYSE symbol: RHI) today reported revenues and earnings for the second quarter ended June 30, 2010.

For the quarter ended June 30, 2010, net income was $12.2 million or $.08 per share, on revenues of $769.1 million. Net income for the prior year’s second quarter was $5.4 million or $.03 per share, on revenues of $749.9 million.

For the six months ended June 30, 2010, net income was $20.7 million or $.13 per share, on revenues of $1.51 billion. For the six months ended June 30, 2009, net income was $14.2 million or $.09 per share, on revenues of $1.57 billion.

“We were pleased to see year-over-year and sequential revenue growth during the quarter,” said Harold M. Messmer, Jr., chairman and CEO of Robert Half International. “Second-quarter revenues and net income were up 3 percent and 125 percent, respectively, from the second quarter of 2009.”

Messmer added, “Our OfficeTeam and Robert Half Technology staffing divisions performed particularly well, as did our permanent-placement operations. Second-quarter revenues for our Robert Half Finance & Accounting permanent placement division were up 29 percent from one year ago and up 15 percent sequentially.”

Robert Half International management will conduct a conference call today at 5 p.m. EDT following the release. The dial-in number is 800-862-9098 (+1-785-424-1051 outside the United States). A taped recording of this call will be available for replay beginning at approximately 8 p.m. EDT today and ending at 8 p.m. EDT on July 28. The dial-in number for the replay is 800-283-8486 (+1-402-220-0869 outside the United States). The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc., the world’s first and largest specialized staffing firm, is a recognized leader in professional consulting and staffing services, and is the parent company of Protiviti®, a global business consulting and internal audit firm composed of experts in risk, advisory and transaction services. The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and senior-level project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals.

Robert Half International has staffing and consulting operations in more than 400 locations worldwide.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: the global financial and economic situation; changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; the company’s ability to comply with governmental regulations affecting personnel services businesses in particular or employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; the company’s reliance on short-term contracts for a significant percentage of its business; litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings; the ability of the company to manage its international operations and comply with foreign laws and regulations; the impact of fluctuations in foreign currency exchange rates; the possibility that the additional costs the company will incur as a result of health care reform legislation may adversely affect the company’s profit margins or the demand for the company’s services; the possibility that the company’s computer and communications hardware and software systems could be damaged or their service interrupted; and the possibility that the company may fail to maintain adequate financial and management controls and as a result suffer errors in its financial reporting.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available at www.rhi.com/InvestorCenter.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Net service revenues	$769,090	$749,887	$1,506,263	$1,573,212
Direct costs of services	479,232	484,830	948,277	1,014,427

Gross margin	289,858	265,057	557,986	558,785

Selling, general and administrative expenses	267,519	255,007	523,187	532,057
Amortization of intangible assets	46	280	315	898
Interest income	(94)	(455)	(168)	(1,075)

Income before income taxes	22,387	10,225	34,652	26,905
Provision for income taxes	10,206	4,809	13,996	12,701

Net income	$12,181	$5,416	$20,656	$14,204

Net income available to common stockholders	$11,660	$4,801	$19,286	$13,110

Diluted net income per share	$.08	$.03	$.13	$.09

Shares:
Basic	143,100	146,443	143,667	146,660
Diluted	144,331	147,044	144,999	147,092

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
REVENUES:
Accountemps	$294,523	$310,872	$583,625	$640,253
OfficeTeam	150,420	135,711	291,854	281,101
Robert Half Technology	81,765	75,260	156,919	159,024
Robert Half Management Resources	93,089	94,490	186,085	208,540
Robert Half Finance & Accounting	56,133	43,526	104,772	93,467
Protiviti	93,160	90,028	183,008	190,827

Total	$769,090	$749,887	$1,506,263	$1,573,212

GROSS MARGIN:
Temporary and consultant staffing	$211,430	$206,680	$412,499	$440,008
Permanent placement staffing	56,110	43,488	104,704	93,361
Risk consulting and internal audit services	22,318	14,889	40,783	25,416

Total	$289,858	$265,057	$557,986	$558,785

OPERATING INCOME:
Temporary and consultant staffing	$23,571	$25,208	$40,517	$65,045
Permanent placement staffing	5,540	(1,965)	8,656	(6,198)
Risk consulting and internal audit services	(6,772)	(13,193)	(14,374)	(32,119)

Total	$22,339	$10,050	$34,799	$26,728

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$46	$280	$315	$898
Depreciation expense	$13,987	$16,525	$28,910	$32,788
Capital expenditures	$6,136	$10,245	$14,412	$24,148
Open market repurchases of common stock (shares)	2,486	1,010	2,486	1,516

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	June 30,
	2010	2009
	(Unaudited)
SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$290,044	$385,818
Accounts receivable, less allowances	$384,642	$374,020
Total assets	$1,214,270	$1,323,811
Current liabilities	$357,659	$346,637
Notes payable and other indebtedness, less current portion	$1,719	$1,836
Total stockholders’ equity	$828,821	$961,169

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